Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-8, and related prospectus, pertaining to the Salary Savings Plan of Moto Photo Inc. and to the incorporation by reference therein of our report dated February 28, 1997, with respect to the consolidated financial statements and schedule of Moto Photo, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with Securities and Exchange Commission.


Ernst & Young LLP
Dayton, Ohio
October 28, 1997